SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
December 19, 2007

COMMUNITY FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Virginia	0-18265	54-1532044
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

38 North Central Avenue, Staunton, Virginia	24401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (540) 886-0796

                                                 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  [   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  [   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  [   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 19, 2007, the Board of Directors of Community Financial Corporation (the “Company”) approved amendments to Article V of the Company’s bylaws to allow for the issuance of uncertificated shares of the Company’s stock, in order to comply with rules adopted by the NASDAQ Stock Market that require listed companies to be eligible for a direct registration system (“DRS”) by January 1, 2008.  A DRS permits a stockholder’s ownership to be recorded and maintained on the books of the issuer or its transfer agent without issuance of a physical stock certificate.   The Company also amended Section 4.5 of the bylaws to delete the requirement that the President be a director of the Company, and that the President or the Chairman of the Board, as designated by the Board of Directors, be the Chief Executive Officer, thereby allowing for the position of Chief Executive Officer to be held by a person other than the Chairman of the Board or the President of the Company, with conforming amendments also made to Sections 1.2, 2.6 and 4.1 of the bylaws.

A copy of the Company's amended and restated bylaws is attached as Exhibit 3.1 to this report.

Item 9.01  Financial Statements and Exhibits

        (d)    Exhibits

                3.1   Amended and Restated Bylaws of the Company

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY FINANCIAL CORPORATION
Date: December 20, 2007	By:	/s/ R. Jerry Giles R. Jerry Giles Senior Vice President and Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company